                       Independent Auditors' Report

The Board of Directors
Mical Mortgage, Inc.:

     We have audited the accompanying balance sheets of Mical Mortgage, Inc. (the "Company") as of April 30, 1998 and 1997 and the related statements of operations, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standardsand Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mical Mortgage, Inc. as of April 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 17 and 18 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 18 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        KPMG Peat Marwick LLP



     In accordance with Government Auditing Standards, we have also issued a report dated July 24, 1998 on our consideration of Mical Mortgage, Inc.'s internal control over financial reporting and a report dated July 24, 1998 on our tests of its compliance with certain provisions of laws and regulations.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in Schedules I, II and III are presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

San Diego, California
July 24, 1998
<PAGE 9
M
I
C
A
L
M
O
R
T
G
A
G
E
,
I
N
C
 .

B
a
l
a
n
c
e
S
h
e
e
t
s

A
p
r
i
l
3
0
,
1
9
9
8
a
n
d
1
9
9
7

            Assets                            1998         1997
                                             ----------   ----------
C                                                  $            $
a                                           351,000      197,000
s
h
a
n
d
c
a
s
h
e
q
u
i
v
a
l
e
n
t
s
M                                         85,819,000   64,285,000
o
r
t
g
a
g
e
l
o
a
n
s
h
e
l
d
f
o
r
s
a
l
e
,
p
l
e
d
g
e
d
(
n
o
t
e
s
2
,
4
a
n
d
7
)
A                                          2,100,000    1,637,000
c
c
o
u
n
t
s
a
n
d
i
n
t
e
r
e
s
t
r
e
c
e
i
v
a
b
l
e
I                                                  -      256,000
n
c
o
m
e
t
a
x
e
s
r
e
c
e
i
v
a
b
l
e
(
n
o
t
e
1
5
)
O                                           515,000    2,505,000
f
f
i
c
e
p
r
e
m
i
s
e
s
,
e
q
u
i
p
m
e
n
t
a
n
d
c
o
m
p
u
t
e
r
s
o
f
t
w
a
r
e
,
n
e
t
(
n
o
t
e
3
)
M                                            845,000    1,478,000
o
r
t
g
a
g
e
s
e
r
v
i
c
i
n
g
r
i
g
h
t
s
,
n
e
t
(
n
o
t
e
5
)
O                                            445,000      601,000
t
h
e
r
a
s
s
e
t
s
(
n
o
t
e
6
)
                                             ----------   ----------
                                                      $            $
                                         90,075,000   70,959,000

                                             ==========   ==========
                                                  =            =
         L
       i
       a
       b
       i
       l
       i
       t
       i
       e
       s
       a
       n
       d
       S
       h
       a
       r
       e
       h
       o
       l
       d
       e
       r
       s
       '
       E
       q
       u
       i
       t
       y

L                                                  $            $
i                                        83,411,000   63,737,000
n
e
s
o
f
c
r
e
d
i
t
(
n
o
t
e
7
)
N                                          2,085,000    2,086,000
o
t
e
s
p
a
y
a
b
l
e
(
n
o
t
e
s
8
a
n
d
1
0
)
A                                             75,000       50,000
d
v
a
n
c
e
s
f
r
o
m
a
f
f
i
l
i
a
t
e
s
(
n
o
t
e
1
0
)
A                                          3,143,000    2,307,000
c
c
o
u
n
t
s
p
a
y
a
b
l
e
a
n
d
a
c
c
r
u
e
d
l
i
a
b
i
l
i
t
i
e
s
D                                           1,057,000    1,051,000
u
e
t
o
b
a
n
k
s
N                                             64,000      154,000
e
t
d
e
f
e
r
r
e
d
t
a
x
l
i
a
b
i
l
i
t
i
e
s
(
n
o
t
e
1
5
)
O                                            466,000      598,000
t
h
e
r
l
i
a
b
i
l
i
t
i
e
s
D                                          1,414,000            -
e
f
e
r
r
e
d
g
a
i
n
o
n
s
a
l
e
o
f
l
a
n
d
,
b
u
i
l
d
i
n
g
a
n
d
i
m
p
r
o
v
e
m
e
n
t
s
S                                            200,000      200,000
u
b
o
r
d
i
n
a
t
e
d
n
o
t
e
t
o
a
f
f
i
l
i
a
t
e
(
n
o
t
e
9
)
                                             ----------   ----------
                                             91,915,000   70,183,000

                                             ----------   ----------
S
h
a
r
e
h
o
l
d
e
r
s
'
e
q
u
i
t
y
:
  C
 a
 p
 i
 t
 a
 l
 s
 t
 o
 c
 k
 ,
 $
 1
 0
 0
 p
 a
 r
 v
 a
 l
 u
 e
 ;
 5
 ,
 0
 0
 0
 s
 h
 a
 r
 e
 s
 a
 u
 t
 h
 o
 r
 i
 z
 e
 d
 ,
     1                                        127,000      127,000
   ,
   2
   6
   7
   s
   h
   a
   r
   e
   s
   i
   s
   s
   u
   e
   d
   a
   n
   d
   o
   u
   t
   s
   t
   a
   n
   d
   i
   n
   g
  A                                           218,000      218,000
 d
 d
 i
 t
 i
 o
 n
 a
 l
 p
 a
 i
 d-
 i
 n
 c
 a
 p
 i
 t
 a
 l
  R                                        (2,185,000      431,000
 e                                                )
 t
 a
 i
 n
 e
 d
 e
 a
 r
 n
 i
 n
 g
 s
 (
 d
 e
 f
 i
 c
 i
 t
 )
 (
 n
 o
 t
 e
 1
 8
 )
                                             ----------   ----------
         T                                  (1,840,000      776,000
       o                                          )
       t
       a
       l
       s
       h
       a
       r
       e
       h
       o
       l
       d
       e
       r
       s
       '
       e
       q
       u
       i
       t
       y
       (
       d
       e
       f
       i
       c
       i
       t
       )

C
o
m
m
i
t
m
e
n
t
s
a
n
d
c
o
n
t
i
n
g
e
n
c
i
e
s
(
n
o
t
e
s
1
2
a
n
d
1
6
)
                                             ----------   ----------
                                                      $            $
                                         90,075,000   70,959,000

                                             ==========   ==========
                                                  =            =

        See accompanying notes to financial statements.

M
I
C
A
L
M
O
R
T
G
A
G
E
,
I
N
C
 .

S
t
a
t
e
m
e
n
t
s
o
f
O
p
e
r
a
t
i
o
n
s

Y
e
a
r
s
e
n
d
e
d
A
p
r
i
l
3
0
,
1
9
9
8
a
n
d
1
9
9
7

                                                1998         1997
                                             ----------   ----------
                                                  -            -
R
e
v
e
n
u
e
:
  G                                                 $            $
 a                                        6,056,000    5,135,000
 i
 n
 o
 n
 s
 a
 l
 e
 o
 f
 l
 o
 a
 n
 s
 ,
 n
 e
 t
 (
 n
 o
 t
 e
 1
 1
 )
  G                                           319,000      309,000
 a
 i
 n
 o
 n
 s
 a
 l
 e
 o
 f
 l
 o
 a
 n
 s
 e
 r
 v
 i
 c
 i
 n
 g
 r
 i
 g
 h
 t
 s
  L                                           (2,000)      101,000
 o
 a
 n
 s
 e
 r
 v
 i
 c
 i
 n
 g
 a
 n
 d
 o
 t
 h
 e
 r
 f
 e
 e
 s
 ,
 n
 e
 t
  I                                         5,142,000    4,647,000
 n
 t
 e
 r
 e
 s
 t
 i
 n
 c
 o
 m
 e
 o
 n
 m
 o
 r
 t
 g
 a
 g
 e
 l
 o
 a
 n
 s
  O                                           108,000      108,000
 t
 h
 e
 r
 i
 n
 c
 o
 m
 e
                                             ----------   ----------
                                                  -            -
       T                                   11,623,000   10,300,000
     o
     t
     a
     l
     r
     e
     v
     e
     n
     u
     e
                                             ----------   ----------
                                                  -            -
E
x
p
e
n
s
e
s
:
  P                                         3,623,000    3,276,000
 e
 r
 s
 o
 n
 n
 e
 l
 (
 n
 o
 t
 e
 1
 1
 )
  O                                           517,000      529,000
 c
 c
 u
 p
 a
 n
 c
 y
 (
 n
 o
 t
 e
 1
 2
 )
  I                                         5,367,000    4,339,000
 n
 t
 e
 r
 e
 s
 t
 e
 x
 p
 e
 n
 s
 e
  G                                         3,312,000    2,590,000
 e
 n
 e
 r
 a
 l
 a
 n
 d
 a
 d
 m
 i
 n
 i
 s
 t
 r
 a
 t
 i
 v
 e
 (
 n
 o
 t
 e
 1
 1
 )
  P                                         1,518,000    1,556,000
 r
 o
 v
 i
 s
 i
 o
 n
 f
 o
 r
 l
 o
 a
 n
 l
 o
 s
 s
 e
 s
 (
 n
 o
 t
 e
 2
 )

       T                                   14,337,000   12,290,000
     o
     t
     a
     l
     e
     x
     p
     e
     n
     s
     e
     s
                                             ----------   ----------
                                                  -            -

L                                         (2,714,000   (1,990,000
o                                                 )            )
s
s
b
e
f
o
r
e
i
n
c
o
m
e
t
a
x
e
s
a
n
d
m
i
n
o
r
i
t
y
i
n
t
e
r
e
s
t

I                                           (98,000)    (636,000)
n
c
o
m
e
t
a
x
b
e
n
e
f
i
t
(
n
o
t
e
1
5
)
                                             ----------   ----------
                                                  -            -
L                                         (2,616,000   (1,354,000
o                                                 )            )
s
s
b
e
f
o
r
e
m
i
n
o
r
i
t
y
i
n
t
e
r
e
s
t

W                                                  -       21,000
r
i
t
e-
o
f
f
o
f
m
i
n
o
r
i
t
y
i
n
t
e
r
e
s
t
                                             ----------   ----------
                                                  -            -
       Ne                                           $            $
     t                                   (2,616,000   (1,375,000
     lo                                           )            )
     ss
                                             ==========   ==========
                                                  =            =

        See accompanying notes to financial statements.

M
I
C
A
L
M
O
R
T
G
A
G
E
,
I
N
C
 .

S
t
a
t
e
m
e
n
t
s
o
f
C
h
a
n
g
e
s
i
n
S
h
a
r
e
h
o
l
d
e
r
s
'
E
q
u
i
t
y

Y
e
a
r
s
e
n
d
e
d
A
p
r
i
l
3
0
,
1
9
9
8
a
n
d
1
9
9
7



                                     Additional   Retained
                         Capital      paid-in     earnings
                          Stock       capital    (deficit)     Total
                        ----------   ----------  ----------  ----------
B $                    127,000     218,000   1,806,000    2,151,000
a
l
a
n
c
e
a
t
A
p
r
i
l
3
0
,
1
9
9
6

N                              -           -   (1,375,000   (1,375,000
e                                                   )            )
t
l
o
s
s
                        ----------   ----------  ----------  ----------
B                      127,000     218,000     431,000      776,000
a
l
a
n
c
e
a
t
A
p
r
i
l
3
0
,
1
9
9
7

N                              -           -   (2,616,000   (2,616,000
e                                                   )            )
t
l
o
s
s
                        ----------   ----------  ----------  ----------
B $                    127,000     218,000   (2,185,000   (1,840,000
a                                                   )            )
l
a
n
c
e
a
t
A
p
r
i
l
3
0
,
1
9
9
8
                        ==========   ==========   ==========   ==========


         See accompanying notes to financial statements.

M
I
C
A
L
M
O
R
T
G
A
G
E
,
I
N
C
 .

S
t
a
t
e
m
e
n
t
s
o
f
C
a
s
h
F
l
o
w
s

Y
e
a
r
s
e
n
d
e
d
A
p
r
i
l
3
0
,
1
9
9
8
a
n
d
1
9
9
7

                                                1998         1997
                                             ----------   ----------
                                             --           --
C
a
s
h
f
l
o
w
s
f
r
o
m
o
p
e
r
a
t
i
n
g
a
c
t
i
v
i
t
i
e
s
:
  N                                                   $            $
 e                                       (2,616,000   (1,375,000
 t                                                )            )
 l
 o
 s
 s
  A
 d
 j
 u
 s
 t
 m
 e
 n
 t
 s
 t
 o
 r
 e
 c
 o
 n
 c
 i
 l
 e
 n
 e
 t
 l
 o
 s
 s
 t
 o
 n
 e
 t
 c
 a
 s
 h
     p
   r
   o
   v
   i
   d
   e
   d
   b
   y
   (
   u
   s
   e
   d
   i
   n
   )
   o
   p
   e
   r
   a
   t
   i
   n
   g
   a
   c
   t
   i
   v
   i
   t
   i
   e
   s
   :
       A                                      216,000      378,000
     m
     o
     r
     t
     i
     z
     a
     t
     i
     o
     n
     o
     f
     m
     o
     r
     t
     g
     a
     g
     e
     s
     e
     r
     v
     i
     c
     i
     n
     g
     r
     i
     g
     h
     t
     s
       A                                    (179,000)            -
     m
     o
     r
     t
     i
     z
     a
     t
     i
     o
     n
     o
     f
     d
     e
     f
     e
     r
     r
     e
     d
     g
     a
     i
     n
       D                                      176,000      296,000
     e
     p
     r
     e
     c
     i
     a
     t
     i
     o
     n
     a
     n
     d
     a
     m
     o
     r
     t
     i
     z
     a
     t
     i
     o
     n
       C                                   (1,136,000   (1,195,000
     a                                            )            )
     p
     i
     t
     a
     l
     i
     z
     e
     d
     m
     o
     r
     t
     g
     a
     g
     e
     s
     e
     r
     v
     i
     c
     i
     n
     g
     r
     i
     g
     h
     t
     s
       P                                    1,518,000    1,556,000
     r
     o
     v
     i
     s
     i
     o
     n
     f
     o
     r
     l
     o
     s
     s
     e
     s
       W                                            -       21,000
     r
     i
     t
     e-
     o
     f
     f
     o
     f
     m
     i
     n
     o
     r
     i
     t
     y
     i
     n
     t
     e
     r
     e
     s
     t
       G                                    (319,000)            -
     a
     i
     n
     o
     n
     s
     a
     l
     e
     s
     o
     f
     s
     e
     r
     v
     i
     c
     i
     n
     g
     ,
     n
     e
     t
       D                                     (90,000)    (301,000)
     e
     c
     r
     e
     a
     s
     e
     i
     n
     n
     e
     t
     d
     e
     f
     e
     r
     r
     e
     d
     t
     a
     x
     l
     i
     a
     b
     i
     l
     i
     t
     y
       C
     h
     a
     n
     g
     e
     s
     i
     n
     a
     s
     s
     e
     t
     s
     a
     n
     d
     l
     i
     a
     b
     i
     l
     i
     t
     i
     e
     s
     :
         I                                   (464,000)    (625,000)
       n
       c
       r
       e
       a
       s
       e
       i
       n
       a
       c
       c
       o
       u
       n
       t
       s
       a
       n
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              Net cash provided by (used      5,770,000    (216,000)
          in) investing activities
                                             ----------   ----------
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  I                                           230,000      288,000
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              Net cash provided by               31,000      533,000
          financing activities
                                             ----------   ----------
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N                                            154,000       89,000
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                                                ===          ===

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
                           MICAL MORTGAGE, INC.
                       NOTES TO FINANCIAL STATEMENTS
                          APRIL 30, 1998 AND 1997

(1)  Summary of Significant Accounting Policies

     (a)  Organization
     Mical Mortgage, Inc. (the "Company") is a California corporation engaged in the business of originating, purchasing, selling and servicing mortgage loans primarily in California. On May 19, 1998, the Company entered into a sale agreement to sell the Company and all its operations to FINET Holdings Corporation ("FINET").

     (b)  Cash and Cash Equivalents
     For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with original maturities of three months or less, to be cash equivalents. Cash equivalents consist of cash on hand and in bank accounts.

     (c)  Office Premises, Equipment and Computer Software
     Office premises, leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization. Premises, equipment and leasehold improvements are depreciated or amortized on a straight-line basis over the estimated useful lives of the various classes of assets, ranging from five to seven years, or over the remaining lease term, whichever is shorter.

     Certain computer software costs have been capitalized and are being amortized using the straight-line method over five years.

     (d)  Loan Fees
     Loan origination fees, net of the direct costs of underwriting and closing the loans, are deferred until the loans are sold to a permanent investor.

     The Company receives fees for making commitments to purchase and fund loans. These fees are recognized as revenue when the loans are sold to permanent investors or when it becomes evident that the commitments will not be used.

     Commitment fees paid to investors to obtain loan sale commitments are expensed when the loans are sold to investors or when it becomes evident that the commitment will not be used.

     Other loan fees, which represent income from the prepayment of loans, delinquent payment charges, and miscellaneous loan services, are recorded as revenue when collected.

     (e)  Mortgage Banking Activities
     Loans held for sale are carried at the lower of cost or market on an aggregate basis. Cost is the outstanding principal balance of the mortgage notes increased by direct origination costs, net of deferred fees, which are recognized upon sale. Commitments to purchase or sell loans are included in determining market value. The Company has established an allowance for repurchased loans based upon the historical trends in delinquencies and losses. Upon repurchase of a loan, an allowance for loan losses on these repurchased loans is calculated on a loan-by-loan basis. Any valuation adjustments are charged against operations.

     Purchases and originations of mortgage loans with the intent to sell or securitize those loans with the servicing rights retained, are accounted for by allocating the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The Company assesses impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights on a stratum-by-stratum basis with any impairment recognized through a valuation allowance for each impaired stratum. These capitalized mortgage servicing rights are stratified based upon one or more of the predominant risk characteristics of the underlying loans such as loan type, size, note rate, date of origination, term and/or geographic location.
                                                                (Continued)

     In order to determine the fair value of the servicing rights, the Company uses market prices under comparable servicing sale contracts, when available, or alternatively, it uses a valuation model that calculates the present value of future cash flows. Assumptions used in the valuation model include market discount rates and anticipated prepayment speeds. The prepayment speeds are determined from market sources for fixed-rate mortgages with similar coupons and prepayment reports for comparable ARM loans. In addition, the Company uses market comparables for estimates of the cost of servicing per loan, float value, an inflation rate, ancillary income per loan and default rates.

     The Company amortizes the servicing rights in proportion to and over the period of estimated future net servicing income.

     Gains or losses resulting from the sales of servicing rights are recognized when title and all risks and rewards are irrevocably passed to the buyer.

     On January 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 125 ("SFAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Under SFAS 125, a transfer of financial assets in which control is surrendered is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in the exchange. Liabilities and derivatives incurred or obtained by the transfer of financial assets are required to be measured at fair value, if practicable. Also, servicing assets and other retained interests in the transferred assets must be measured by allocating the previous carrying value between the asset sold and the interest retained, if any, based on their relative fair values at the date of transfer. The Company adopted SFAS 125 on January 1, 1997, and there was no material impact on the Company's financial statements.

     (f)  Allowance for Loan Losses and Repurchases
     An allowance for loan losses and repurchases is maintained at a level deemed appropriate by management to adequately provide for known and inherent risks in the loan portfolio, other extensions of credit and loan sale recourse provisions. The allowance is based upon a continuing review of the portfolio, past loan loss experience, current economic conditions which may affect the borrowers' ability to pay, and the underlying collateral value of the loans. Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

     (g)  Loan Administration
     Fees for servicing loans are credited to income when earned. Costs of servicing loans are expensed as incurred.

     (h)  Income Taxes
     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (i)  Reclassifications
     Certain prior year amounts have been reclassified to conform to the current year's presentation.
                                                                (continued)

     (j)  Errors and Omissions Policy
     In connection with the Company's lending activities, the Company has Fidelity Bond and Errors and Omissions insurance coverage of $1,525,000 each at April 30, 1998

     (k)  Use of Estimates
     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenue and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Significant estimates at April 30, 1998 and 1997, include mortgage servicing rights and the allowance for loan losses and repurchases.

     (l)  Financial Statement Presentation
     The Company prepares its financial statements using an unclassified balance sheet presentation as is customary in the mortgage banking industry. A classified balance sheet presentation would have aggregated current assets, current liabilities and net working capital (deficit) as follows:

                                               1998         1997

       Current assets                     $ 88,345,000   66,377,000
       Current liabilities                  90,212,000   69,271,000
                                            ----------   ----------
       Net working capital (deficit)      $ (1,867,000   (2,894,000
                                                     )            )

(2)  Mortgage Loans Held for Sale, Pledged

     Mortgage loans held for sale at April 30, 1998 and 1997 are summarized as follows:

                                          1998         1997

   Mortgage loans receivable         $ 84,110,000   63,238,000
   Net deferred origination costs       2,363,000    1,234,000
   Allowance for loan losses and        (654,000)    (187,000)
   repurchases
                                       ----------   ----------
   Total                             $ 85,819,000   64,285,000

     Activity in the allowance for loan losses and repurchases for the years ended April 30, 1998 and 1997 is as follows:

                                          1998         1997

   Beginning balance                 $    187,000      195,000
   Provision                            1,518,000    1,556,000
   Charge offs, net of recoveries      (1,051,000   (1,564,000
                                                )            )
                                       ----------   ----------
   Total                             $    654,000      187,000

     Included in mortgage loans held for sale are $835,000 of loans repurchased as a result of normal representations and warranties as of April 30, 1997. There were no repurchased loans on the balance sheet as of April 30, 1998, but the Company has indemnity agreements to cover any deficiencies or losses related to $6,400,000 in loans, which have been accounted for in the allowance for loan losses and repurchases. During fiscal 1998 and 1997, the Company repurchased approximately $2,394,000 and $1,881,000 of loans, respectively, as a result of normal representations and warranties.
                                                                (continued)

     At April 30, 1998 and 1997, the market value of the loans held for sale approximated the carrying value.

     The Company uses mandatory and optional delivery forward contracts to buy and sell whole loans and mortgage securities. These commitments, which are used as a hedge against loan originations, are included at the lower of cost or market valuation in loans held for sale. Upon the consummation of a sale of loans, any gains or losses from hedging are recognized and included in the basis of loans sold.

     At April 30, 1998 and 1997, mandatory delivery contracts were outstanding with three dealers whose share of total contracts outstanding with the Company exceeded 10%. In the event that such dealers were unable to meet the terms of their contract, the Company would be subject to interest rate risk.

     The following is a summary of commitments to sell and fund loans at April 30, 1998 and 1997:

                                          1998         1997

   Commitments to sell:
   Mandatory                         $ 24,650,000   26,000,000

   Optional                          $  2,400,000    7,747,000

   Commitments to fund - loan        $ 31,134,000   50,135,000
   applications in process

(3)  Office Premises, Equipment and Computer Software

     The components of office premises, equipment and computer software at April 30, 1998 and 1997 are as follows:

                                          1998         1997

   Land and building                 $          -    1,860,000
   Furniture and equipment              1,438,000    1,401,000
   Leasehold improvements                  33,000      251,000
   Computer software                      140,000       76,000
                                       ----------   ----------
                                        1,611,000    3,588,000
   Less accumulated depreciation and   (1,096,000   (1,083,000
   amortization                                 )            )
                                       ----------   ----------
   Office premises and equipment,    $    515,000    2,505,000
   net

(4)  Loan Administration

     At April 30, 1998 and 1997, mortgage loans serviced for others aggregated $74,530,000 and $211,253,000, respectively, a portion of which were subserviced. Certain of these loans are securitized through Federal National Mortgage Association ("FNMA"), Public Employees Retirement System ("PERS"), California Housing Financing Authority ("CHFA") or Federal Home Loan Mortgage Corporation ("FHLMC") programs on a non-recourse basis, whereby foreclosure losses are generally the responsibility of FNMA, PERS, CHFA and FHLMC, rather than the Company. Included in loans serviced for others at April 30, 1998 and 1997 were $5,276,000 and $16,927,000, respectively, of loans securitized through the Government National Mortgage Association. Certain foreclosure losses pertaining to these loans are the responsibility of the Company.

     On March 31, 1998, the Company and the California Department of Real Estate ("DRE") entered into a Stipulation and Order Agreement, whereby, the Company has been issued a restricted broker's license. The Company is subject to penalties (including the revocation of its broker license) if any further violations are found. Also, the Company is required to pay for a DRE audit during fiscal year 1999 at a cost of approximately $3,000 to $4,000.
                                                                (continued)

     The Company maintains segregated bank accounts in trust for investors and mortgagors. Such accounts amounted to $757,000 and $1,436,000 at April 30, 1998 and 1997, respectively. These cash funds and the related liabilities are excluded from the balance sheets.

(5)  Mortgage Servicing Rights

     Changes in mortgage servicing rights during the years ended April 30, 1998 and 1997 were as follows:

                                          1998         1997

   Beginning balance                 $  1,478,000      661,000
   Sale of servicing                   (1,553,000            -
                                                )
   Additions                            1,136,000    1,195,000
   Amortization                         (216,000)    (378,000)
                                       ----------   ----------
   Ending balance                    $    845,000    1,478,000

(6)  Other Assets

     Other assets at April 30, 1998 and 1997 consist of the following:

                                          1998         1997

   Real estate owned, net            $          -      356,000
   Capitalized debt issuance costs              -       63,000
   Prepaid expenses                        42,000       50,000
   Investments                             30,000       30,000
   Investment in real estate              333,000            -
   Security deposits                       15,000       30,000
   Other                                   25,000       72,000
                                       ----------   ----------
   Total                             $    445,000      601,000

(7)  Lines of Credit

     Lines of credit consist of the following:

                                           1998         1997

   Dryson Acceptance Corporation
   A $40 million revolving credit
   and security agreement secured by
   mortgage loans held for sale,
   bearing interest based on Prime    $ 18,058,000            -
   (8.5% at April 30, 1998) expiring
   May 1, 1999

   Federal National Mortgage
   Association
   A mortgage financing facility
   secured by mortgage loans held
   for sale, bearing interest at 100     5,317,000            -
   basis points over Fed Funds (5.5%
   at April 30, 1998)

   Matrix Capital Bank
   A $10 million revolving credit
   and security agreement secured by
   mortgage loans held for sale,
   bearing interest based on             9,074,000            -
   New York Prime (8.5% at April 30,
   1998)

   Miami Valley Bank
   A $10 million revolving credit
   and security agreement secured by
   mortgage loans held for sale,
   bearing interest based on             8,468,000            -
   New York Prime (8.5% at April 30,
   1998)

   Residential Funding Corporation
   A $75 million revolving subline
   of credit and security agreement
   entered into with a subsidiary of
   FINET secured by mortgage loans
   held for sale, bearing interest
   based on 125 or 200 basis points     42,494,000            -
   over LIBOR depending upon the
   collateral (5.688% at April 30,
   1998)

   Residential Funding Corporation
   A $60 million revolving credit
   and security agreement expiring
   on April 30, 1997 secured by
   mortgage loans held for sale,
   bearing interest based on 200 -               -   41,341,000
   250 basis points over 30-day
   LIBOR depending upon the
   collateral (5.704% at April 30,
   1998)

   The Company had available two
   uncommitted lines of credit.
   Interest on borrowings under
   these lines ranged from LIBOR                 -   22,396,000
   plus 0.75% to Prime plus 1.75%.
                                        ----------   ----------
   Total                              $ 83,411,000   63,737,000
                                                                (continued)

     At April 30, 1998 and 1997, the outstanding aggregate amount on the mortgage warehouse facility and the uncommitted lines of credit was $83,411,000 and $63,737,000, respectively, and the weighted-average interest rate was 7.60% and 7.22%, respectively. The weighted-average rate during the year ended April 30, 1998 and 1997 was 7.40% and 7.26%, respectively.

     Management believes these agreements will be renewed in the normal course of business. Future operations depend on the Company maintaining its mortgage warehouse facility and uncommitted lines of credit.

     Fees and costs associated with debt issuance are capitalized and amortized to interest expense over the related terms of the agreements using the interest method. Recurring facility and agents' fees are capitalized and amortized to interest expense over the period to which they relate, using the interest method.

     The line of credit agreements contain certain requirements and other restrictive covenants which require the Company to, among other requirements, restrict dividends and maintain compliance with regulatory and investor requirements. At April 30, 1998, the Company believes that it was in compliance with the requirements of these line of credit agreements, except as noted in Note 17.

(8)  Notes Payable

     The Company had a $2 million note payable for the refinancing of their office building. The note accrued interest at 9.50%, and was secured by the office building. The Company was required to make monthly principal and interest payments of approximately $23,000 until January 2010. This note was paid off during fiscal year 1998 when the building was sold.

     In February 1997, the Company obtained a short-term note payable of $238,000 to finance operating activities. The note accrued interest at 10.25%, and was also secured by the office building and was subordinate to the note described above. This note was paid off during fiscal year 1998 when the building was sold.

(9)  Subordinated Note to Affiliate

     In March 1995, the Company issued a $200,000 note payable to the pension plan of an affiliate. The note bears interest at 15%, payable monthly and is due in May 31, 1999. The outstanding balance of the note at April 30, 1998 and 1997 was $200,000 and is subordinated to the mortgage warehouse facility.

(10) Transactions with Affiliates

     During fiscal year 1997, one of the Company's shareholders advanced the Company $50,000 with an interest rate of prime plus 1%. The advance was paid off in March 1998. During fiscal year 1998, one of the Company's shareholders advanced the Company $70,000 with an interest rate of 10%. This advance is due on May 1, 1999. In addition, a shareholder advanced $155,000 with an interest rate of 10%. This advance was paid off in March 1998.

     During the current year, the Company purchased a principal residence on behalf of one of its officers. The building has been accounted for as a long-term investment and has been included in other assets. The corresponding salary for this officer has been reduced to cover the costs of the related mortgage. The Company's investment in real estate is $333,000, which is offset by the note payable of $277,000.

     In April 1998, the Company obtained, from an affiliate, a secured demand note of up to $2,000,000 to finance operating activities. The note accrues interest at 12% and is payable upon demand. This note is secured by all the assets of the Company. As of April 30, 1998, the outstanding balance on this note is approximately $1,800,000.
                                                                (continued)

(11) Deferred Loan Expenses

     Expenses and the gain on sale of loans have been reduced in the accompanying statements of operations for the loan origination costs as follows:

                                          1998        1997

   Personnel                         $  6,221,000   6,951,000
   General and administrative           1,118,000   1,344,000
                                       ----------   ---------
                                     $  7,339,000   8,295,000

     Total loan fees received were $3,712,000 and $4,164,000 during the years ended April 30, 1998 and 1997, respectively.

(12) Leases

     The Company leases office space and equipment under noncancelable operating leases expiring at various dates through April 2001. Total rent expenditures under these leases were approximately $519,000 and $529,000 for the years ended April 30, 1998 and 1997, respectively. Minimum noncancelable future lease payments are approximately as follows:

   Year ended
   April 30,

   1999                                           $   636,000
   2000                                               600,000
   2001                                               482,000
   2002                                               450,000
   2003                                               455,000
   Thereafter                                         674,000
                                                    ---------
   Total minimum lease payments                   $ 3,297,000

     In September 1997, the Company sold its headquarters, including the building, land and related leasehold improvements and leased back two-thirds of the building for five years. The gain on sale of the building of $1,593,000 has been deferred and is being amortized over the lease term.

(13) Rental Income

     The Company was the lessor of office space and a cell site for a phone company under noncancelable leases which expire through July 2006. These leases were assigned to the new owner upon the sale of the building in September 1997. Total rental income for the years ended April 30, 1998 and 1997 was approximately $104,000 and $264,000, respectively.

(14) Retirement Plan

     The Company adopted a defined contribution plan, pursuant to Internal Revenue Code Section 401(k), effective January 1, 1993. Eligible employees, generally those who have completed more than ninety days of service, may elect to contribute from 1% to 15% of their pre-tax compensation, subject to certain limitations. Discretionary Company contributions to the plan are allocated based on 25% of employee contributions up to 1.25% of employee compensation, as defined in the plan document. The plan may be terminated by the Company at any time. There were no employer contributions to the plan during the years ended April 30, 1998 and 1997.
                                                                (continued)

(15) Income Taxes

     The components of income taxes (benefit) consist of the following:

                                          1998         1997

   Federal:
   Current                           $    (9,000)    (336,000)
   Deferred                             (733,000)    (239,000)
                                       ----------   ----------
                                        (742,000)    (575,000)

   State:
   Current                                  1,000        1,000
   Deferred                             (109,000)     (62,000)
                                       ----------   ----------
                                        (108,000)     (61,000)
                                       ----------   ----------
   Change in valuation allowance          752,000            -
                                       ----------   ----------
   Total                             $   (98,000)    (636,000)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at April 30, 1998 and 1997 are presented below:

                                          1998        1997

   Deferred tax assets:
   Net operating losses              $    613,000     430,000
   AMT credit carryforwards                70,000      70,000
   Mark-to-market                         378,000      78,000
   Accrued expenses                        42,000      49,000
   Allowance for losses not               307,000     171,000
   currently deductible
   Deferred gain                          640,000           -
                                       ----------   ---------
                                        2,050,000     798,000
                                       ----------   ---------
   Valuation allowance                  (752,000)           -
                                       ----------   ---------
                                        1,298,000     798,000
                                       ----------   ---------
   Deferred tax liabilities:
   Capitalized mortgage servicing       (348,000)   (400,000)
   rights
   Deferred expenses                    (973,000)   (511,000)
   Depreciation                          (41,000)    (41,000)
                                       ----------   ---------
                                       (1,362,000   (952,000)
                                                )
                                       ----------   ---------
   Net deferred tax liabilities      $   (64,000)   (154,000)

                                                                (continued)

     A valuation allowance for deferred tax assets as of April 30, 1998 was $752,000. The net change in the total valuation allowance for the year ended April 30, 1998 was an increase of $752,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at April 30, 1998. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

     Income taxes (benefit) attributable to income (loss) before income taxes and minority interest differed from the amounts computed by applying the federal income tax rate of 34% to pretax income (loss) as a result of the following:

                                          1998         1997

   Computed "expected" income tax    $  (923,000)    (677,000)
   benefit
   State tax benefit, net of federal    (108,000)    (148,000)
   benefit
   Loss of California NOL                       -      164,000
   Increase in valuation allowance        752,000            -
   Other                                  181,000       25,000
                                       ----------   ----------
                                     $   (98,000)    (636,000)

     At April 30, 1998, the Company has net operating loss carryforwards of approximately $1,329,000 and $2,244,000 for federal and state franchise tax purposes, respectively, which are available to offset future taxable income through 2003 for state and 2013 for federal tax purposes.

     In connection with the sale of the Company described in Note 1, the Company has undergone a change in ownership within the meaning of the Internal Revenue Code for both federal income and California franchise tax purposes subsequent to year end. As a consequence, the use of net operating loss and carryforwards to absorb taxable income and reduce tax liability may be restricted.

(16) Commitments and Contingencies

     The Company is a defendant in a suit that alleges, among other things, the illegal use of yield spread premiums in the loan origination process.
A motion for class certification has not yet been filed. The plaintiff is seeking damages in the amount of $3,000. Management and legal counsel for the Company are of the opinion that the plaintiff's claim is without merit and the Company will prevail in defending the suit.

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company.

(17) Regulatory Requirements and Subsequent Events

     As of April 30, 1998, the Company does not meet the minimum $1,000,000 net worth requirement of the U.S. Department of Housing and Urban Development ("HUD"). The Company's net worth, as calculated in accordance with the August 1997 Consolidated Audit Guide for Audits of HUD Programs (the Guide), is deficient by $2,776,000.
On May 19, 1998, the Company finalized a purchase and sale agreement with FINET, tendering all the shares of its outstanding common stock in exchange for shares of the common stock of FINET. FINET is listed on NASDAQ under the symbol FNHC.
                                                                (continued)

     Prior to April 30, 1998, FINET had invested approximately $2,000,000 in the Company. This amount is classified as a loan payable on the accompanying balance sheet of the Company.

     Prior to the association with FINET and on its own merits, the Company's net worth fell below the FHA and GNMA and other investor net worth requirements. After the May 19, 1998 sale of stock to FINET, the Company became a division of FINET and cured its net worth deficiencies by virtue of its being merged into an entity with substantial net worth. The Company will function in the future as a production entity with all agency approvals being held in the name of FINET.

(18) Liquidity

     The Company's viability as a going concern is dependent upon reducing operating expenses, meeting regulatory net worth requirements and ultimately, a return to profitability. The Company's problems were greatly exaggerated by the losses caused by the downturn in the economy in prior years, which led to significant repurchases of loans. Management does not expect to incur the same level of losses in 1999. The Company has implemented a plan which includes a lower cost of financing and a more efficient execution of loan sales. These items plus successful implementation of FINET's overall business plan are expected to result in profitable operations. Achieving and maintaining full compliance with the minimum net worth regulatory requirements depends on future events and circumstances as explained above. At this time, the financial impact, if any, of the Company's failure to meet these requirements cannot be determined. Nevertheless, management believes, at this time, the Company will meet the minimum net worth requirements.

Schedule I
                           MICAL MORTGAGE, INC.
  Computation of Adjusted Net Worth and HUD Minimum Net Worth Requirement
                              April 30, 1998


FHA Servicing Portfolio FYE                               $ 13,000,000

Add:

FHA Originations                             $ 130,000,00
                                               0

FHA Purchase from Loan Correspondents          354,000,00
                                               0

                                               ----------

                                                            484,000,00
                                                            0



Less:  Servicing Retained                                   8,000,000

                                                            ----------